                                                                    Exhibit 4.3

===============================================================================

                              REVLON ESCROW CORP.


                                TO BE ASSUMED BY


                      REVLON CONSUMER PRODUCTS CORPORATION

                   8-5/8% SENIOR SUBORDINATED NOTES DUE 2008,

                                      AND

               8-5/8% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2008

                             ---------------------


                                   INDENTURE



                          DATED AS OF FEBRUARY 1, 1998


                             ---------------------

                        FIRST TRUST NATIONAL ASSOCIATION

                                            TRUSTEE

===============================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I

    Definitions and Incorporation by Reference

    SECTION 1.01.  Definitions...............................................1
    SECTION 1.02.  Other Definitions........................................18
    SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........18
    SECTION 1.04.  Rules of Construction....................................19

ARTICLE II

    The Securities

    SECTION 2.01.  Form and Dating..........................................20
    SECTION 2.02.  Execution and Authentication.............................20
    SECTION 2.03.  Registrar and Paying Agent...............................21
    SECTION 2.04.  Paying Agent To Hold Money in Trust......................21
    SECTION 2.05.  Securityholder Lists.....................................22
    SECTION 2.06.  Transfer and Exchange....................................22
    SECTION 2.07.  Replacement Securities...................................22
    SECTION 2.08.  Outstanding Securities...................................23
    SECTION 2.09.  Temporary Securities.....................................23
    SECTION 2.10   Cancellation.............................................23
    SECTION 2.11.  Defaulted Interest.......................................24
    SECTION 2.12.  CUSIP Numbers............................................24

ARTICLE III

    Redemption

    SECTION 3.01.  Notices to Trustee.......................................24
    SECTION 3.02.  Selection of Securities To Be Redeemed...................25
    SECTION 3.03.  Notice of Redemption.....................................25
    SECTION 3.04.  Effect of Notice of Redemption...........................26
    SECTION 3.05.  Deposit of Redemption Price..............................26
    SECTION 3.06.  Securities Redeemed in Part..............................26

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                                                                           Page
                                                                           ----
ARTICLE IV

    Covenants

    SECTION 4.01.  Payment of Securities....................................26
    SECTION 4.02.  SEC Reports..............................................27
    SECTION 4.03.  Limitation on Debt.......................................27
    SECTION 4.04.  Limitation on Liens......................................29
    SECTION 4.05.  Limitation on Restricted Payments........................30
    SECTION 4.06.  Limitation on Restrictions on Distributions
                          from Subsidiaries.................................34
    SECTION 4.07.  Limitation on Sales of Assets and Subsidiary Stock.......35
    SECTION 4.08.  Limitation on Transactions with Affiliates...............39
    SECTION 4.09.  Change of Control........................................41
    SECTION 4.10.  Limitation on Other Senior Subordinated Debt.............43
    SECTION 4.11.  Limitation on Other Business Operations..................43
    SECTION 4.12.  Subordinated Notes Assumption............................43
    SECTION 4.13.  Compliance Certificate...................................43
    SECTION 4.14.  Further Instruments and Acts.............................43

ARTICLE V

    Successor Company

    SECTION 5.01.  When Company May Merge or Transfer Assets................44

ARTICLE VI

    Defaults and Remedies

    SECTION 6.01.  Events of Default........................................45
    SECTION 6.02.  Acceleration.............................................47
    SECTION 6.03.  Other Remedies...........................................47
    SECTION 6.04.  Waiver of Past Defaults..................................48
    SECTION 6.05.  Control by Majority......................................48
    SECTION 6.06.  Limitation on Suits......................................48
    SECTION 6.07.  Rights of Holders To Receive Payment.....................48
    SECTION 6.08.  Collection Suit by Trustee...............................49
    SECTION 6.09.  Trustee May File Proofs of Claim.........................49
    SECTION 6.10.  Priorities...............................................49
    SECTION 6.11.  Undertaking for Costs....................................50
    SECTION 6.12.  Waiver of Stay or Extension Laws.........................50

                                                                           Page
                                                                           ----
ARTICLE VII

    Trustee

    SECTION 7.01.  Duties of Trustee........................................50
    SECTION 7.02.  Rights of Trustee........................................51
    SECTION 7.03.  Individual Rights of Trustee.............................52
    SECTION 7.04.  Trustee's Disclaimer.....................................52
    SECTION 7.05.  Notice of Defaults.......................................52
    SECTION 7.06.  Reports by Trustee to Holders............................53
    SECTION 7.07.  Compensation and Indemnity...............................53
    SECTION 7.08.  Replacement of Trustee...................................54
    SECTION 7.09.  Successor Trustee by Merger..............................55
    SECTION 7.10.  Eligibility; Disqualification............................55
    SECTION 7.11.  Preferential Collection of Claims Against Company........55

ARTICLE VIII

    Discharge of Indenture; Defeasance

    SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........55
    SECTION 8.02.  Conditions to Defeasance.................................56
    SECTION 8.03.  Application of Trust Money...............................58
    SECTION 8.04.  Repayment to Company.....................................58
    SECTION 8.05.  Indemnity for Government Obligations.....................58
    SECTION 8.06.  Reinstatement............................................58

ARTICLE IX

    Amendments

    SECTION 9.01.  Without Consent of Holders...............................59
    SECTION 9.02.  With Consent of Holders..................................60
    SECTION 9.03.  Compliance with Trust Indenture Act......................61
    SECTION 9.04.  Revocation and Effect of Consents and Waivers............61
    SECTION 9.05.  Notation on or Exchange of Securities....................61
    SECTION 9.06.  Trustee To Sign Amendments...............................61
    SECTION 9.07.  Payment for Consent......................................62

ARTICLE X

    Subordination

                                                                           Page
                                                                           ----

    SECTION 10.01.  Agreement To Subordinate................................62
    SECTION 10.02.  Liquidation, Dissolution, Bankruptcy....................62
    SECTION 10.03.  Default on Senior Debt..................................63
    SECTION 10.04.  Acceleration of Payment of Securities...................63
    SECTION 10.05.  When Distribution Must Be Paid Over.....................63
    SECTION 10.06.  Subrogation.............................................64
    SECTION 10.07.  Relative Rights.........................................64
    SECTION 10.08.  Subordination May Not Be Impaired by Company............64
    SECTION 10.09.  Rights of Trustee and Paying Agent......................64
    SECTION 10.10.  Distribution or Notice to Representative................65
    SECTION 10.11.  Article X Not To Prevent Events of Default
                            or Limit Right To Accelerate....................65
    SECTION 10.12.  Trust Moneys Not Subordinated...........................65
    SECTION 10.13.  Trustee Entitled To Rely................................65
    SECTION 10.14.  Trustee To Effectuate Subordination.....................65
    SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt........66
    SECTION 10.16.  Reliance by Holders of Senior Debt on
                            Subordination Provisions........................66

ARTICLE XI

    Miscellaneous

    SECTION 11.01.  Trust Indenture Act Controls............................66
    SECTION 11.02.  Notices.................................................66
    SECTION 11.03.  Communication by Holders with Other Holders.............67
    SECTION 11.04.  Certificate and Opinion as to Conditions Precedent......67
    SECTION 11.05.  Statements Required in Certificate or Opinion...........68
    SECTION 11.06.  When Securities Disregarded.............................68
    SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar............68
    SECTION 11.08.  Legal Holidays..........................................68
    SECTION 11.09.  Governing Law...........................................68
    SECTION 11.10.  No Recourse Against Others..............................68
    SECTION 11.11.  Successors..............................................69
    SECTION 11.12.  Multiple Originals......................................69
    SECTION 11.13.  Table of Contents; Headings.............................69

                                                                           Page
                                                                           ----
Rule 144A/Regulation S Appendix

Exhibit A - Form of Face of Initial Note

Exhibit B - Form of Face of Exchange Note or Private Exchange Note

Schedule II - Permitted Transactions

              INDENTURE dated as of February 1, 1998, between REVLON ESCROW CORP., a Delaware corporation ("Escrow Corp."), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").


         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.01. Definitions.

         "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the then outstanding principal amount of such Security at such time and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security at such time.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of RCPC (other than directors' qualifying shares and other than Capital Stock of a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by RCPC or any of its Subsidiaries (other than a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of RCPC to RCPC or by RCPC or a Subsidiary of RCPC to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by RCPC or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by RCPC or its Subsidiaries of obsolete assets in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05,
(v) an issuance of employee stock options and (vi) a disposition by RCPC or its Subsidiaries in which RCPC or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of RCPC and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary of RCPC that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of RCPC.

         "Bank Debt" means any and all amounts payable by RCPC or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to
RCPC), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit RCPC or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.03.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

         "Change of Control" means the occurrence of any of the following events:

         (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the

    Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

         (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means (i) prior to the Subordinated Notes Assumption Date, Escrow Corp. and (ii) from and after the Subordinated Notes Assumption Date, RCPC until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if RCPC or any Subsidiary of RCPC has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period RCPC or any Subsidiary of RCPC shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of RCPC or any Subsidiary of RCPC Refinanced or otherwise discharged with respect to RCPC and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of RCPC is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent RCPC and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period RCPC or any Subsidiary of RCPC (by merger or otherwise) shall have made an Investment in any Subsidiary of RCPC (or any Person which becomes a Subsidiary of RCPC) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of RCPC. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

         "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, net of any interest income, of RCPC and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of RCPC or any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) held by Persons other than RCPC or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of RCPC and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

         "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business;
(v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in using Consolidated Net Income for purposes of calculating the Consolidated EBITDA Coverage Ratio at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

         "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 30, 1997 by and among RCPC, The Chase Manhattan Bank, Citibank, N.A. and Lehman Commercial Paper Inc., as agents, and the Banks named therein, as the same may be amended or restated from time to time.

         "Debt" of any Person means, without duplication,

         (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

         (ii) all Capital Lease Obligations of such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of RCPC, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

         (vi) all obligations of the type referred to in clauses (i) through
    (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

         (vii) all obligations of the type referred to in clauses (i) through
    (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (i) the Bank Debt, the Existing 9-1/2% Senior Securities, the Existing 9-3/8% Senior Securities and the New Senior Securities and (ii) any other Senior Debt which, at the time of determination has an aggregate principal amount outstanding of, or commitments to lend up to, at least $25 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

         "EBITDA" means, for any period, the Consolidated Net Income of RCPC for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

         "Escrow Agent" means the Escrow Agent from time to time under the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of February 2, 1998, between Escrow Corp. and First Trust National Association, as escrow agent thereunder, as amended from time to time.

         "Escrowed Securities" has the meaning ascribed thereto in the Escrow Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the 8-5/8% Senior Subordinated Exchange Notes Due 2008 of the Company to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement or otherwise.

         "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

         "Existing Senior Subordinated Securities" means RCPC's 10-1/2% Senior Subordinated Notes Due 2003 and any securities exchanged therefor.

         "Existing 9-3/8% Senior Securities" means RCPC's 9-3/8% Senior Notes Due 2001 and any securities exchanged therefor.

         "Existing 9-1/2% Senior Securities" means RCPC's 9-1/2% Senior Notes Due 1999 and any securities exchanged therefor.

         "Foreign Subsidiary" means any Subsidiary of RCPC which (i) is organized under the laws of any jurisdiction outside of the United States, (ii) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands.

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Cash Payment" means the $100 million received by RCPC prior to the Issuance of the initial Existing Senior Subordinated Securities.

         "Initial Notes" means the 8-5/8% Senior Subordinated Notes Due 2008 of the Company issued pursuant to this Indenture on the Issue Date.

         "Initial Purchasers" means Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

         "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Issue Date of a Subsidiary of RCPC as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to RCPC's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of RCPC, and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10,000,000, such determination shall be confirmed by an independent appraiser.

         "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person. The term "Issuance" or Issued" has a corresponding meaning.

         "Issue Date" means the date of original issue of the Initial Notes.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

         "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

         "Mafco Consolidated Group" means the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco Holdings is the common parent.

         "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of RCPC (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus
(B) RCPC's percentage ownership in such Subsidiary.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

         "New Senior Securities" means the 8-1/8% Senior Notes Due 2006 issued by Escrow Corp. on the Issue Date pursuant to the Indenture dated as of February 1, 1998, between Escrow Corp. and the Trustee and any securities exchanged therefor.

         "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither RCPC nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of RCPC or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Non-Recourse Subsidiary" means a Subsidiary of RCPC (i) which has been designated as such by RCPC, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as RCPC and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company or RCPC, as the case may be.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company or RCPC, as the case may be, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.13 shall be the principal executive, financial or accounting officer of the Company or RCPC, as the case may be.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or to its Parent or one of its Subsidiaries or the Trustee).

         "Parent" means Revlon, Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of RCPC.

         "Permitted Affiliate" means any individual that is a director or officer of RCPC, of Parent, of a Subsidiary of RCPC or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings or any Person that controls Mafco Holdings.

         "Permitted Affiliate Debt" means (i) Debt Issued to an Affiliate of RCPC representing amounts owing by RCPC pursuant to the Tax Sharing Agreement and (ii) Debt Issued to an Affiliate of RCPC to the extent of cash actually received by RCPC, which cash either is required to be advanced or contributed to RCPC pursuant to the terms of the Credit Agreement or any Refinancing thereof or, if not advanced or contributed to RCPC, would lead to a default under the Credit Agreement or any Refinancing thereof.

         "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

         "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service between RCPC or any Subsidiary of RCPC, on the one hand, and any Affiliate of RCPC or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of RCPC or an Affiliate of any such owner, on the other hand), existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in Schedule II to this Indenture and any amendments thereto which do not adversely affect the rights of the Holders and (ii) any Tax Sharing Agreement.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Principal" of a Security as of any date means the principal of the Security as of such date.

         "Private Exchange" means the offer by the Company, pursuant to the Registration Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

         "Private Exchange Notes" means the 8-5/8% Senior Subordinated Private Exchange Notes due 2008 of the Company to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

         "Public Equity Offering" means an underwritten public offering of equity securities of RCPC or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

         "Put Amount" as of any date means, with respect to each $1,000 principal amount of Securities, 101% of the outstanding principal amount thereof as of the date of repurchase.

         "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

         "RCPC" means Revlon Consumer Products Corporation, a Delaware corporation, and its successors.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

         "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Costs" means, with respect to any Debt being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing.

         "Refinancing Transactions" means, collectively, the Issuance of the Initial Notes and the New Senior Securities issued on the Issue Date, the assumption thereof by RCPC and the redemption by RCPC of the Existing 9-3/8% Senior Securities and the Existing 10-1/2% Senior Subordinated Securities.

         "Registration Agreement" means the Registration Agreement dated January 28, 1998, among Escrow Corp., RCPC and the Initial Purchasers.

         "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Agreement or otherwise, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for Initial Notes, a like aggregate Principal amount of Exchange Notes registered under the Securities Act.

         "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

         "Rule 144A" means Rule 144A under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class of securities.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

         (i) all obligations consisting of the Bank Debt, the Existing 9-1/2% Senior Securities, the Existing 9-3/8% Securities and the New Senior Securities;

         (ii) all obligations consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to RCPC), and all fees, expenses and other amounts in respect of
    (A) indebtedness of RCPC for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which RCPC is responsible or liable;

         (iii) all Capital Lease Obligations of the Company;

         (iv) all obligations of RCPC (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,
    (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of RCPC and all obligations of RCPC under any title retention agreement;

         (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, RCPC is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

         (vi) all obligations consisting of Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities. However, Senior Debt will not include (1) any obligation of RCPC to any Subsidiary or any Permitted Affiliate Debt, (2) any liability for Federal, state, local or other taxes owed or owing by RCPC, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of RCPC that is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of RCPC, (5) that portion of any Debt which at the time of Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (5), (A) any Debt Issued to any person who had no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of RCPC to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Senior Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Senior Debt provided that such Debt would normally be extinguished within three Business Days of Issuance, or
(6) the Existing Senior Subordinated Securities or any Securities.

         "Senior Subordinated Debt" means the Securities, the Existing Senior Subordinated Securities and any other indebtedness, Guarantee or obligation of RCPC that specifically provides that such indebtedness, Guarantee or obligation is to rank pari passu in right of payment with the Securities and is not subordinated in right of payment by its terms to any indebtedness, Guarantee or obligation of RCPC which is not Senior Debt.

         "Shelf Registration Statement" has the meaning ascribed thereto in the Appendix.

         "Significant Subsidiary" means (i) any Subsidiary (other than a Non-Recourse Subsidiary) of RCPC which at the time of determination either (A) had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, constituted at least 5% of RCPC's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which constituted at least 5% of RCPC's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of RCPC, would at the time of determination either (A) have had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, would have constituted at least 10% of RCPC's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which would have constituted at least 10% of RCPC's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

         "Subordinated Notes Assumption" means the assumption by RCPC of the obligations of Escrow Corp. under this Indenture and the Securities pursuant to the terms of the Supplemental Senior Subordinated Notes Indenture.

         "Subordinated Notes Assumption Date" means the effective date of the Subordinated Notes Assumption pursuant to the terms of the Supplemental Senior Subordinated Notes Indenture.

         "Subordinated Obligation" means any Debt of RCPC (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Tax Sharing Agreement" means (i) that certain agreement dated June 24, 1992, as amended, among RCPC, certain of its Subsidiaries, Revlon Holdings Inc., Revlon, Inc. and Mafco Holdings, and (ii) any other tax allocation agreement between RCPC or any of its Subsidiaries with any direct or indirect shareholder of RCPC with respect to consolidated or combined tax returns including RCPC or any of its Subsidiaries but only to the extent that amounts payable from time to time by RCPC or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that RCPC or such Subsidiary would have been required to make to any relevant taxing authority had RCPC or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only RCPC or its Subsidiaries (provided that any such agreement may provide that, if RCPC or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then RCPC or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to RCPC, such Subsidiary or any predecessor business thereof (computed as if RCPC, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of RCPC or such Subsidiary with respect to any such period).

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer,
(iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Affiliate" means a Person (other than a Subsidiary of RCPC) controlled (as defined in the definition of an "Affiliate") by RCPC, in which no Affiliate of RCPC (other than (x) a Wholly Owned Recourse Subsidiary of RCPC, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "Wholly Owned Recourse Subsidiary" means a Subsidiary of RCPC (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) RCPC, (ii) RCPC and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

         SECTION 1.02. Other Definitions.

                                                       DEFINED IN
                TERM                                    SECTION
                ----                                    -------

"Bankruptcy Law"......................................... 6.01
"covenant defeasance option"............................. 8.01(b)
"CUSIP".................................................. 2.12
"Custodian".............................................. 6.01
"DTC".................................................... 4.1
"Event of Default"....................................... 6.01
"legal defeasance option"................................ 8.01(b)
"Notice of Default"...................................... 6.01
"Offer".................................................. 4.07(b)
"Offer Amount"........................................... 4.07(c)(2)
"Offer Period"........................................... 4.07(c)(2)
"Outstanding"............................................ 2.08
"Paying Agent"........................................... 2.03
"Purchase Date".......................................... 4.07(c)(1)
"Registrar".............................................. 2.03
"Restricted Contribution"................................ 4.05(a)(3)(e)
"Restricted Payment"..................................... 4.05
"Supplemental Senior Subordinated Notes Indenture"....... 5.01(c)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

         (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated on such date prepared in accordance with GAAP and, unless redeemed or repurchased, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

         (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

         (9) whenever in this Indenture or the Securities it is provided that the Put Amount or the Principal with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II

                                 The Securities

         SECTION 2.01. Form and Dating. Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Indenture which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B to the Indenture, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibits A and B are part of the terms of this Indenture.

         SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and deliver (1) Securities for original issue in an aggregate Principal amount of $650,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement or otherwise in exchange for a like Principal amount of Initial Notes, in each case, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated, the date on which the original Issue of Securities is to be authenticated and, if such order is being delivered other than on the Issue Date, whether the Securities are to be Exchange Notes or Private Exchange Notes. The aggregate Principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint-ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay any authenticating agent compensation for its services hereunder.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in accordance with the provisions of the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code and the Appendix are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall Issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III

                                   Redemption

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee in writing of the redemption date, the Principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

         In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Any notice delivered pursuant to paragraph 5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to
Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

         SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed either on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal amount of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security redeemed;

         (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

         (8) the CUSIP number (if any) printed on the Securities being redeemed; and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security so redeemed.


                                   ARTICLE IV

                                   Covenants

         SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the Subordinated Notes Assumption Date, the Company shall file or cause to be filed with the SEC and provide the Trustee and Securityholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company which are specified in Sections 13 and 15(d) of the Exchange Act. Prior to the Subordinated Notes Assumption Date, the Company shall provide the Trustee and Securityholders information with respect to RCPC that is substantially similar to that required to be provided to such Persons after that date. The Company also shall comply with the other provisions of TIA ss. 314(a).

         SECTION 4.03. Limitation on Debt.

         (a) Prior to the Subordinated Notes Assumption Date, Escrow Corp. shall not Issue any Debt, other than the Securities and the New Senior Securities. RCPC shall not, and shall not permit any Subsidiary of RCPC to, Issue, directly or indirectly, any Debt; provided, however, that RCPC and its Subsidiaries shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.0 to 1.0.

         (b) Notwithstanding the foregoing, RCPC and its Subsidiaries may Issue the following Debt:

              (1) Debt Issued pursuant to the Credit Agreement, any Refinancing thereof, or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $950 million outstanding at any one time;

              (2) Debt (other than Debt described in clause (1) above) Issued for working capital and general corporate purposes in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (2), shall not exceed the sum of (x) 50% of the book value of the inventory of RCPC and its consolidated Subsidiaries and (y) 80% of the book value of the accounts receivable of RCPC and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

              (3) Debt (other than Debt described in clauses (1) and (2) above) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of RCPC or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150 million over
         (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement or any Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause (1) above;

              (4) Debt of RCPC Issued to and held by a Wholly Owned Recourse Subsidiary of RCPC and Debt of a Subsidiary of RCPC Issued to and held by RCPC or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to RCPC or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by RCPC or of such Debt by such Subsidiary;

              (5) the Securities, the New Senior Securities and Debt Issued to Refinance any Debt permitted by this clause (5); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however that any Debt Issued pursuant to this clause (5) to Refinance the Securities or any Refinancing thereof shall consist of Senior Subordinated Debt or Subordinated Obligations;

              (6) Debt (other than Debt described in clause (1), (2), (3), (4) or (5) above or (11) below) of RCPC or any of its Subsidiaries outstanding or committed on the Issue Date and Debt Issued to Refinance any Debt permitted by this clause (6) or by Section 4.03(a); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however, that no Debt may be Issued pursuant to this clause
         (6) for the purpose of Refinancing the Existing 9-3/8% Senior Securities or the Existing Senior Subordinated Securities;

              (7) Debt Issued and arising out of purchase money obligations for property acquired in an amount not to exceed, for the period through June 30, 1998, $15 million, plus for each period of twelve consecutive months ending on June 30 thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

              (8) Debt of a Subsidiary of RCPC Issued and outstanding on or prior to the date on which such Subsidiary was acquired by RCPC (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of RCPC or was acquired by RCPC);

              (9) Debt Issued to Refinance Debt referred to in the foregoing clause (8) or this clause (9); provided, however, that the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

              (10) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section 4.03 to constitute the Issuance of such Debt by the issuer thereof;

              (11) Permitted Affiliate Debt; and

              (12) Debt (other than Debt described in clauses (1) through (11) above and in Section 4.03(a)) in an aggregate principal amount outstanding at any time not to exceed $150 million.

         (c) To the extent RCPC or any Subsidiary of RCPC Guarantees any Debt of RCPC or a Subsidiary of RCPC, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If RCPC or a Subsidiary of RCPC Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

         SECTION 4.04. Limitation on Liens. Prior to the Subordinated Notes Assumption Date, Escrow Corp. shall not create or suffer to exist any Lien upon the Escrowed Securities other than the Lien of the Escrow Agreement. RCPC shall not, and shall not permit any Subsidiary of RCPC to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of RCPC) now owned or hereafter acquired by it, securing any Debt (other than Senior Debt or Debt of a Subsidiary of RCPC) unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Debt with a Lien on the same assets securing such Debt for so long as such Debt is secured by such Lien; provided, however, that if such Debt is a Subordinated Obligation, the Lien securing such Debt shall be subordinate and junior to the Lien securing the Securities with the same or lesser relative priority as such Subordinated Obligation shall have with respect to the Securities.

         SECTION 4.05. Limitation on Restricted Payments. (a) RCPC shall not, and shall not permit any Subsidiary of RCPC, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving RCPC) or to the holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-

Convertible Capital Stock and except dividends or distributions payable to RCPC or a Subsidiary of RCPC and, if a Subsidiary of RCPC is not wholly owned, to its other equity holders to the extent they are not Affiliates of RCPC), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of RCPC, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of the date of acquisition) or
(iv) make any Investment in (A) an Affiliate of RCPC other than a Subsidiary of RCPC and other than an Affiliate of RCPC which will become a Subsidiary of RCPC as a result of any such Investment, or (B) a Non-Recourse Subsidiary (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time RCPC or such Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than in cash, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors):

         (1) a Default shall have occurred and be continuing (or would result therefrom); or

         (2) RCPC is not able to incur $1.00 of additional Debt in accordance with the provisions of Section 4.03(a); or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments after the Issue Date would exceed the sum of:

              (a) 50% of the Consolidated Net Income of RCPC accrued during the period (treated as one accounting period) from January 1, 1998, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

              (b) the aggregate Net Cash Proceeds received by RCPC from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an Issuance or sale to a Subsidiary of RCPC or an employee stock ownership plan or other trust established by RCPC or any Subsidiary for the benefit of their employees);

              (c) the aggregate Net Cash Proceeds received by RCPC from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to January 1, 1998; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of RCPC resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

              (d) the amount by which Debt of RCPC is reduced on RCPC's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of RCPC convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of RCPC (less the amount of any cash, or other property, distributed by RCPC upon such conversion or exchange);

              (e) the aggregate net cash proceeds received by RCPC subsequent to the Issue Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Permitted Affiliate Debt, (ii) the Initial Cash Payment and (iii) any contribution designated at the time it is made as a restricted contribution (a "Restricted Contribution");

              (f) to the extent that an Investment made by RCPC or a Subsidiary subsequent to the Issue Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to RCPC or a Subsidiary of such Investment to the extent not included in Consolidated Net Income of RCPC; and

              (g) $26 million.

         Notwithstanding the foregoing, RCPC may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in this Section 4.05(a) or Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

         (b) Section 4.05(a) shall not prohibit the following:

              (i) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of RCPC made by exchange for, or out of the proceeds of the substantially concurrent Issue or sale of, Capital Stock of RCPC (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution to RCPC; provided, however, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(b) and Section 4.05(a)(3)(c);

              (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of RCPC made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

              (iv) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend or the making of such other Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

              (v) dividends in an aggregate amount per annum not to exceed 6% of the aggregate Net Cash Proceeds received by RCPC in connection with all Public Equity Offerings occurring after February 15, 1993; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments;

              (vi) so long as no Default has occurred and is continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions and (y) dividends, distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of the Initial Cash Payment and all Restricted Contributions; provided, however, that in the case of clause (y), such dividends, distributions, redemptions of Capital Stock and other Restricted Payments are not prohibited by the Credit Agreement or any Refinancing thereof (whether pursuant to its terms or as a result of waiver, amendment, termination or otherwise); provided further, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

              (vii) so long as no Default has occurred and is continuing or would result from such transaction, Restricted Payments in an aggregate amount not to exceed the sum of (x) $25 million and (y) $5 million per annum (net of any applicable cash exercise price actually received by RCPC) made from time to time to finance the purchase by RCPC or Parent of its common stock (for not more than fair market value) in connection with the delivery of such common stock to grantees under any stock option plan of RCPC or Parent upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of restricted common stock pursuant thereto; provided, however, that (A) amounts available pursuant to this clause (vii) to be utilized for Restricted Payments during any such year may be carried forward and utilized in any succeeding year and (B) no Restricted Payments shall be permitted pursuant to this clause unless, at the time of such purchase, the issuance by RCPC or Parent of new shares of common stock to such optionee would cause more than 19.9% of the total voting power or more than 19.9% of the total value of the stock of RCPC or Parent to be held by Persons other than members of the Mafco Consolidated Group (the term "stock" for purposes of this clause shall have the same meaning as such term had for purposes of Section 1504 of the
         Code); provided further, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

              (viii) any purchase, repurchase, redemption, defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

              (ix) so long as no Default shall have occurred and be continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of RCPC, incidental to being a publicly reporting, but non-operating, company; provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments; or

              (x) any loan to a Permitted Affiliate entered into in the ordinary course of business; provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of RCPC.

         SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. RCPC shall not, and shall not permit any Subsidiary of RCPC to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of RCPC to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to RCPC, (ii) make any loans or advances to RCPC or (iii) transfer any of its property or assets to RCPC, except:

         (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

         (2) any encumbrance or restriction with respect to a Subsidiary of RCPC pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by RCPC (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of RCPC or was acquired by RCPC) and outstanding on such date;

         (3) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Bank Debt or a Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
    (2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or (2) above, as determined in good faith by the Board of Directors of RCPC, the determination of which shall be evidenced by a resolution of such Board of Directors;

         (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

         (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (other than security agreements securing Debt of a Subsidiary Issued in connection with any agreement referred to in clause (1), (2) or (3) above) and restrictions contained in agreements relating to a disposition of property of a Subsidiary, to the extent such restrictions restrict the transfer of the property subject to such agreements;

         (6) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued Debt consisting of working capital borrowings; and

         (7) any encumbrance or restriction relating to a Non-Recourse
    Subsidiary.

         SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.

         (a) RCPC shall not, and shall not permit any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) to, make any Asset Disposition unless

              (i) RCPC or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of RCPC (including as to the value of all noncash consideration), of the Capital Stock and assets subject to such Asset Disposition;

              (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which RCPC intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of RCPC, liabilities of RCPC or such Subsidiary); and

              (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by RCPC (or such Subsidiary, as the case may be):


                   (A) first, to the extent RCPC is required by the terms of
              any Senior Debt or Debt of a Subsidiary of RCPC, to prepay, repay or purchase Senior Debt or Debt of a Wholly Owned Recourse Subsidiary or additionally, in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to RCPC or an Affiliate of RCPC) in accordance with the terms of such Debt;

                   (B) second, to the extent of the balance of such Net
              Available Cash after application in accordance with clause (A), at RCPC's election, to either (1) the optional prepayment, repayment or repurchase of Senior Debt or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to RCPC or an Affiliate of RCPC) which RCPC is not required by the terms thereof to prepay, repay or repurchase (whether or not the related loan commitment is permanently reduced in connection therewith), or (2) the investment by RCPC or any Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset

              Disposition or in assets that (as determined by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of RCPC and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto, in all cases, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and

                   (C) third, to the extent of the balance of such Net
              Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and other Senior Subordinated Debt designated by RCPC pursuant to and subject to the conditions of Section 4.07(b);

provided, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Senior Subordinated Debt, together with accrued and unpaid interest tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then RCPC will accept for purchase the Securities and such Senior Subordinated Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

         Notwithstanding the foregoing provisions of this Section 4.07(a), RCPC and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.07(a) exceed $10 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be (i) invested in Temporary Cash Investments or (ii) used to make an optional prepayment under any revolving credit facility constituting Senior Debt or Debt of a Wholly Owned Recourse Subsidiary (or, additionally in the case of a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary), whether or not the related loan commitment is permanently reduced in connection therewith.

         (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(a)(iii)(C), RCPC will be required to purchase Securities and other Senior Subordinated Debt designated by RCPC tendered pursuant to an offer by RCPC for the Securities and such Senior Subordinated Debt (the "Offer") at a purchase price of 100% of their principal amount, without premium, plus accrued interest to the Purchase Date (or in respect of other Senior Subordinated Debt such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c), provided that the procedures for making an offer to holders of other Senior Subordinated Debt will be as provided for by the terms of such Senior Subordinated Debt. If (x) the aggregate purchase price of Securities and other Senior Subordinated Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Senior Subordinated Debt, (y) RCPC shall not be obligated to make an offer pursuant to the last sentence of this paragraph, or (z) RCPC shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of RCPC's or its Subsidiaries' loan agreements, indentures or other contracts governing Senior Debt or Debt of Subsidiaries (in which case RCPC need not make an Offer) RCPC shall apply the remaining Net Available Cash to (i) invest in assets to replace the assets that were the subject of the Asset Disposition or in assets that (as determined by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of RCPC and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (ii) in the case of clause (x) or (y) above, prepay, repay or repurchase Debt of RCPC or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary which RCPC or such Wholly Owned Recourse Subsidiary or Subsidiary of RCPC is not required by the terms thereof to prepay, repay, repurchase or redeem (in each case other than Debt owed to RCPC or an Affiliate of RCPC), whether or not the related loan commitment is permanently reduced in connection therewith. RCPC shall not be required to make an Offer for Securities and other Senior Subordinated Debt pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) and clause (B) of Section 4.07(a)(iii)) are less than $10 million for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within five days after the last date by which RCPC must have applied Net Available Cash pursuant to Section 4.07(a)(iii)(B), RCPC shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by RCPC either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of RCPC which RCPC in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of RCPC, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of RCPC filed subsequent to such Quarterly Report, other than Current

    Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2) below.

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, RCPC shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, RCPC shall also irrevocably deposit with the Trustee or with a paying agent (or, if RCPC is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, RCPC, may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. RCPC shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), RCPC shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by RCPC. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and other Senior Subordinated Debt delivered by RCPC to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to RCPC promptly after the expiration of the Offer Period.

         (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to RCPC at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or RCPC receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Principal amount of Securities surrendered by Holders exceeds the Offer Amount, RCPC shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by RCPC so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

         (4) At the time RCPC delivers Securities to the Trustee which are to be accepted for purchase, RCPC will also deliver an Officers' Certificate stating that such Securities are to be accepted by RCPC pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) RCPC shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, RCPC shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.08. Limitation on Transactions with Affiliates. (a) Prior to the Subordinated Notes Assumption Date, Escrow Corp. shall not conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Escrow Corp. or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of Escrow Corp. or with an Affiliate of any such owner other than to the extent contemplated by the Escrow Agreement. RCPC shall not, and shall not permit any of its Subsidiaries (other than a Non-Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RCPC or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of RCPC or with an Affiliate of any such owner unless:

         (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to RCPC or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

         (ii) to the extent that such business, transaction or series of transactions (other than Debt Issued by RCPC which is permitted by Section 4.03) is known by the Board of Directors of RCPC to involve an Affiliate of RCPC or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of RCPC or an Affiliate of such owner, then

              (A) with respect to a transaction or series of related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the

         Board of Directors of RCPC having no personal stake in such business, transaction or series of transactions and

              (B) with respect to a transaction or series of related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of RCPC having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to RCPC or such Subsidiary, as the case may be.

         (b) The provisions of Section 4.08(a) shall not prohibit:

         (i) any Restricted Payment permitted to be paid pursuant to Section
    4.05;

         (ii) any transaction between RCPC and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than RCPC, a Wholly Owned Recourse Subsidiary of RCPC, a Permitted Affiliate or an Unrestricted Affiliate) of RCPC or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of RCPC or any Affiliate of such owner (other than RCPC, any Wholly Owned Recourse Subsidiary of RCPC or an Unrestricted Affiliate);

         (iii) any transaction between Subsidiaries of RCPC; provided, however, that no portion of any minority interest in any such Subsidiary is owned by
    (x) any Affiliate (other than RCPC, a Wholly Owned Recourse Subsidiary of RCPC, a Permitted Affiliate or an Unrestricted Affiliate) of RCPC or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of RCPC or any Affiliate of such owner (other than RCPC, any Wholly Owned Recourse Subsidiary of RCPC or an Unrestricted Affiliate);

         (iv) any transaction between RCPC or a Subsidiary of RCPC and its own employee stock ownership plan;

         (v) any transaction with an officer or director of RCPC, of Parent or of any Subsidiary of RCPC entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of RCPC;

         (vi) any business or transaction with an Unrestricted Affiliate;

         (vii) any transaction which is a Permitted Transaction;

         (viii) any transaction pursuant to which Mafco Holdings will provide to the Company or RCPC and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services; and

         (ix) the Refinancing Transactions and the transactions contemplated by the Escrow Agreement.

         SECTION 4.09. Change of Control.

         (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase, in accordance with the terms contemplated in Section 4.09(b). Prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.09(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.09.

         (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase;

         (2) the circumstances and relevant facts regarding such Change of Control;

         (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

         (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.10. Limitation on Other Senior Subordinated Debt. RCPC shall not Issue, directly or indirectly, any Debt which is subordinate or junior in ranking in any respect to Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Securities.

         SECTION 4.11. Limitation on Other Business Operations. Prior to the Subordinated Notes Assumption Date, Escrow Corp. shall not engage in any business operations other than those in connection with the Issuance of the Securities, the Refinancing Transactions and the transactions permitted by the Escrow Agreement.

         SECTION 4.12. Subordinated Notes Assumption. RCPC shall cause the Subordinated Notes Assumption and the redemption of the Existing Senior Subordinated Securities to occur no later than three Business Days after the 30th day after the Issue Date.

         SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the

Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11
and 4.12.

         SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company

         SECTION 5.01. When Company May Merge or Transfer Assets.

         (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

              (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

              (ii) except in the case of the Refinancing Transactions, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

              (iii) except in the case of the Refinancing Transactions, immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to Section 4.03(a);

              (iv) except in the case of the Refinancing Transactions, immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

              (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided that this Section 5.01 shall not prohibit a Wholly Owned Recourse Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company.

         (b) The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

         (c) Upon consummation of the Subordinated Notes Assumption, RCPC shall execute and deliver to the Trustee a supplemental indenture relating to the Securities (the "Supplemental Senior Subordinated Notes Indenture"), Officers' Certificate and an Opinion of Counsel of the type referred to in clauses (i) and (v) above, whereupon RCPC shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company hereunder and the predecessor Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE VI

                             Defaults and Remedies

         SECTION 6.01. Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

         (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article X;

         (3) the Company fails to comply with Section 5.01 or 4.12;

         (4) the Company or RCPC fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, (other than a failure to purchase Securities), 4.10 or

    4.11 or, in the case of Escrow Corp., the Escrow Agreement and such failure continues for 30 days after the notice specified below;

         (5) the Company or RCPC fails to comply with any of the other agreements applicable to it in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

         (6) Debt of RCPC or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

         (7) the Company, RCPC or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (A) commences a voluntary case;

              (B) consents to the entry of an order for relief against it in an involuntary case;

              (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

              (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against the Company, RCPC or any Significant Subsidiary in an involuntary case;

              (B) appoints a Custodian of the Company, RCPC or any Significant Subsidiary or for any substantial part of its property; or

              (C) orders the winding up or liquidation of the Company, RCPC or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

         (9) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent is entered against the Company, RCPC or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or RCPC) occurs and is continuing, the Trustee by notice to the Company and to the Representative of Bank Debt, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee and to the Representative of Bank Debt, may declare the Principal of and accrued interest on all the Securities to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or RCPC occurs, the Principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in Principal amount of the Securities make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred in compliance with such request or direction;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (5) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to holders of Senior Debt of the Company to the extent required by Article X;

         THIRD: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

         FOURTH: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                    Trustee

         SECTION 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

         (b) Except during the continuance of an Event of Default:

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or are contemplated to be performed by the Trustee in the Escrow Agreement and no implied covenants or obligations shall be read into this Indenture or the Escrow Agreement against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

              (1) this paragraph does not limit the effect of paragraph (b) of this Section;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee.

         (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs and, if the Escrowed Securities have not yet been released, shall mail to the Escrow Agent notice of the Default within one Business Day after the Trustee has knowledge of such Default. Except in the case of a Default in payment of Principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report shall cover the 12-month period ending each December 31 it shall be transmitted by the next succeeding each July 15. The Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal amount of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not accept appointment or take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

         SECTION 8.01. Discharge of Liability on Securities; Defeasance.

         (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 5.01(ii), (iii) and
(iv) and the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Company to comply with Section 5.01(ii), (iii) and (iv).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Securities to maturity or redemption, as the case may be;

         (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

         Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and
(7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities not more than 60 days after such mailing and the provisions of
Section 3.01 with respect to such redemption shall have been complied with or
(y) the Stated Maturity of the Securities will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that, if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to comply with Article V;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of
    Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

         (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Debt (or Representatives therefor) under Article X;

         (5) to add Guarantees with respect to the Securities or to secure the Securities;

         (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (7) to provide for issuance of the Exchange Notes and the Private Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the interest rate and transfer restrictions contained in the Initial Notes will be modified or eliminated as appropriate), and which will be treated, together with any Outstanding Initial Notes, as a single issue of securities;

         (8) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or to otherwise comply with the TIA;

         (9) to make any change that does not adversely affect the rights of any Securityholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

         (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Security;

         (3) reduce the Principal of or extend the Stated Maturity of any Security;

         (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
    Article III;

         (5) make any Security payable in money other than that stated in the Security;

         (6) make any change in Article X that adversely affects the right of any such Securityholder under Article X; or

         (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                   ARTICLE X

                                 Subordination

         SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Securities shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only indebtedness of the Company which is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

         SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

         (1) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before Securityholders shall be entitled to receive any payment or distribution of Principal of, or premium, if any, or interest on the Securities; and

         (2) until the Senior Debt is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Debt as their interests may appear, except that so long as the Securityholders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the Senior Debt, Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Securities.

         SECTION 10.03. Default on Senior Debt. The Company may not pay the principal of, premium, if any, or interest on, the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Debt is not paid when due or (ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Debt has been paid in full. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Payment Blockage Notice") of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative which gave such Payment Blockage Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default specified in such Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments (including any missed payments) on the Securities after the termination of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period; provided, however, that if any Payment Blockage Notice within such 360-day period is given by or on behalf of any holders of any Designated Senior Debt (other than Bank Debt) (the "Initial Payment Blockage Notice"), the Representative of the Bank Debt may give another Payment Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

         SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration.

         SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

         SECTION 10.06. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article X to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

         SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay Principal of, premium, if any, and interest on the Securities in accordance with their terms; or

         (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

         SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer of the Trustee receives actual notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of Principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article XI, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

         SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         SECTION 10.14. Trustee To Effectuate Subordination. Each
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article X and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

         SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                  ARTICLE XI

                                 Miscellaneous

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

         if to the Company:

         625 Madison Avenue
         New York, New York 10022

         Attention: Chief Financial Officer

         if to the Trustee:

         180 East 5th Street
         St. Paul, Minnesota 55101

         Attention: Richard Prokosch
         Fax: (612) 244-0711


         The Company or the Trustee by notice to the other party hereto may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in any case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

         SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required Principal amount of Securities have concurred in any direc tion, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

         SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

         SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                            REVLON ESCROW CORP.



                                            by /s/ Steven Berns
                                               ---------------------------
                                               Name:  Steven Berns
                                               Title: Vice President
                                                      and Treasurer

FIRST TRUST NATIONAL ASSOCIATION,
as Trustee,

by /s/ Richard Prokosch
   --------------------------------
   Name:  Richard Prokosch
   Title: Assistant Vice President

                                                RULE 144A/REGULATION S APPENDIX

                     PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

                                 1. Definitions

                                1.1 Definitions

    Capitalized terms used but not defined in this Appendix shall have the same meaning as set forth in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

         "Definitive Security" means a certificated Initial Note bearing the restricted securities legend set forth in Section 2.3(e) and which is held by an IAI in accordance with Section 2.1(c).

         "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Purchase Agreement" means the Purchase Agreement dated January 28, 1998, between the Company, RCPC and the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Restricted Period" means the 40-day restricted period as set forth under Rule 903(c)(3)(ii)(B) under the Securities Act.

         "Securities Custodian" means the custodian with respect to a Regulation S Global Security or a Restricted Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

         "Shelf Registration Statement" means the registration statement issued by the Company or RCPC, as the case may be, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Agreement.

         "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(e) hereto.

    1.2 Other Definitions

                                                                     Defined in
                 Term                                                  Section:

"Cedel".................................................................2.1(a)
"Euroclear".............................................................2.1(a)
"Global Security".......................................................2.1(b)
"Participants"..........................................................2.1(b)
"Regulation S"..........................................................2.1(a)
"Regulation S Global Security"..........................................2.1(a)
"Regulation S Temporary Global Security"................................2.1(a)
"Restricted Global Security"............................................2.1(a)
"Rule 144A".............................................................2.1(a)

    2. The Securities.

    2.1 Form and Dating.

         The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

         (a) Global Securities. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A to the Indenture (each, a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its St. Paul, Minnesota office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

         Initial Notes offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, shall be issued initially in the form of one or more temporary global Securities in definitive, fully registered form without interest coupons and with the global securities legend, restricted securities legend and the Regulation S temporary global securities legend set forth in Exhibit A to the Indenture (the "Regulation S Temporary Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, as custodian, for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or the nominee of the Depository duly executed by the Company and authenticated by the Trustee as hereinafter provided. Beneficial interests in the Regulation S Temporary Global Security may only be held for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel, S.A. ("Cedel"). Upon the expiration of the Restricted Period, if requested in writing by the Holder thereof, (A) the Company shall execute and the Trustee shall authenticate and deliver, in accordance with Section 2.2, one or more permanent global Securities in definitive, fully registered form without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A to the Indenture (the "Regulation S Global Security") in an aggregate Principal amount equal to the aggregate principal amount of the Regulation S Temporary Global Security and (B) concurrently with such authentication and delivery of the Regulation S Global Security, (x) beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests of like tenor and amount in the Regulation S Global Security and (y) the Trustee shall cancel the Regulation S Temporary Global Security in accordance with Section 2.3(f). Beneficial interests in the Regulation S Global Security may be held through Euroclear, Cedel or other participants having accounts at the Depository. The aggregate Principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

         (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Regulation S Temporary Global Security, the Regulation S Global Security and the Restricted Global Security (the "Global Securities") deposited with or on behalf of the Depository.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

         Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) Certificated Securities. Except as set forth in this Section 2.1,
Section 2.3 and Section 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Notes who are IAIs and are not QIBs and did not purchase Initial Notes sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB or in accordance with Regulation S, such Definitive Securities will, unless the relevant Global

Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

    2.2 Authentication. The Trustee shall authenticate and deliver the Securities in accordance with Section 2.02 of the Indenture.

    2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

         (x) to register the transfer of such Definitive Securities; or

         (y) to exchange such Definitive Securities for an equal Principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

         (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

              (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Security); or

              (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144; or (y) in reliance on another exemption from the registration requirements of the Securities Act; or (z) to an IAI that is acquiring the Security for its own account, or for the account of such an IAI, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and such other certifications as the Trustee may reasonably request and (ii) in the case of clause (z), if the aggregate principal amount of such Definitive Securities being transferred is less than $250,000, an opinion of counsel addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e).

         (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

         (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the Regulation S Global Security or the Restricted Global Security, as the case may be, to reflect an increase in the aggregate Principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depository account (or in the case of the Registration S Global Security only, the Euroclear or Cedel account) to be credited with such increase;

then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian (including the rules of Euroclear and Cedel, if applicable), the aggregate principal amount of Securities represented by the Regulation S Global Security or the Restricted Global Security, as the case may be, to be increased by the aggregate Principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Security equal to the Principal amount of the Definitive Security so cancelled. If no applicable Global Securities are then outstanding, then, unless one of the conditions described in Section 2.4(a) shall have occurred, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Regulation S Global Security or Restricted Global Security, as the case may be, in the appropriate Principal amount.

         (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, including the rules and procedures of Euroclear and Cedel, if applicable. A transferor of a beneficial interest in a Global Security to another Global Security shall deliver to the Registrar:

                   (A) if applicable, instructions given in accordance with the
              Depository's procedures directing the Trustee to credit or cause to be credited a beneficial interest in the applicable Global
              Security in an amount equal to the beneficial interest in the Global Security to be exchanged; and

                   (B) a written order given in accordance with the
              Depository's procedures containing information regarding the Euroclear, Cedel or other participant account of the Depository to be credited with such increase.

         The Registrar shall, in accordance with such instructions, instruct the Depository to increase and reduce, as applicable, the Principal amount of each applicable Global Security to the extent required and to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

         (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (iii) Prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, transfers of interests in the Regulation S Global Security to "U.S. persons" (as defined in Regulation S) shall be limited to transfers to QIBs pursuant to Rule 144A which Persons shall thereby acquire a beneficial interest in the Restricted Global Security. The Company shall advise the Trustee as to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement and the Trustee may rely conclusively thereon.

         (iv) In the event that a Global Security is exchanged, in whole or in part, for Securities in definitive registered form pursuant to Section 2.4 or Section 2.09 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with the Securities Act) and such other procedures as may from time to time be adopted by the Company.

         (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

         (i) Subject to Section 2.3(c)(iii), any person having a beneficial interest in a Transfer Restricted Security that is a Global Security may transfer such beneficial interest to an IAI that is acquiring the Security for its own account, or for the account of such an IAI, in each case for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided, however, (A) that no such transfer shall be made with respect to the Regulation S Temporary Global Security or prior to the receipt by the Trustee of any certification required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, and (B) that any written order or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in such Global Security shall be accompanied by (i) a certification from the transferee or transferor with respect to the transfer (in the form set forth on the reverse of the Security) and such other certifications as the Trustee may reasonably request and (ii) if the aggregate Principal amount of the applicable Global Security being transferred is less than $250,000, an opinion of counsel addressed to the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e).

         Upon receipt by the Trustee of such information and documents, the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, including the rules and procedures of Euroclear or Cedel, if applicable, the aggregate Principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Security.

         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.3(d) shall be registered in such names and in such authorized denominations as Euroclear or Cedel, if applicable, and the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

         (e) Legend.

         (i) Except as permitted by the following paragraphs (ii), (iii) and
    (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR

         UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO,
         REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH A(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO THE APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         Each Regulation S Global Security will also bear the following additional legend:

         "PRIOR TO THE COMMENCEMENT OF THE REGISTERED EXCHANGE OFFER OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A."

         Each Regulation S Temporary Global Security will also bear the following additional legend:

         "THE RIGHTS ATTACHED TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE."

         (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

              (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

              (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made following a sale or transfer in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

         (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and an Initial Note or Private Exchange Note in global form or a certificated Initial Note or Private Exchange Note, in either case, without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Security, as applicable.

         (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and Initial Notes with the restricted securities legend set forth in Exhibit A of the Indenture will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without any restrictive legends will be available to Holders that exchange such Initial Notes in a Registered Exchange Offer.

         (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and

    Private Exchange Notes in global form with the Restricted Securities
    Legend set forth in Exhibit A of the Indenture will be available to Holders that exchange such Initial Notes in such Private Exchange.

         (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (g) No Obligation of the Trustee.

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Certificated Securities.

         (a) A beneficial interest in a Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to
Section 2.1 shall be transferred to
the holder thereof, upon such holder's written request to the Trustee, in the form of certificated Securities in an aggregate Principal amount equal to the Principal amount of such beneficial interest; provided, however, that no such transfer shall be made (i) with respect to the Regulation S Temporary Global Security or (ii) prior to the receipt by the Trustee of any certification required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

         (b) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred, as a whole, to the beneficial owners thereof in the form of certificated Securities in an aggregate Principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture; provided, however, that no such transfer shall be made (i) with respect to the Regulation S Temporary Global Security or (ii) prior to the receipt by the Trustee of any certification required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

         (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in St. Paul, Minnesota to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate Principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by
Section 2.3(e), bear the restricted securities legend set forth in Exhibit A of the Indenture.

         (d) Subject to the provisions of Section 2.4(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (e) In the event of the occurrence of any of the events specified in
Section 2.4(a) or 2.4(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                      EXHIBIT A
                                                                             to
                                                                      INDENTURE

                         [FORM OF FACE OF INITIAL NOTE]


                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH A(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO THE APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


                [Regulation S Global Security/Additional Legend]

PRIOR TO THE COMMENCEMENT OF THE REGISTERED EXCHANGE OFFER OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A.


           [Regulation S Temporary Global Security/Additional Legend]

THE RIGHTS ATTACHED TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE.

                         [FORM OF FACE OF INITIAL NOTE]

[*/]


No.                                                             $
                                                                CUSIP:


                    8-5/8% Senior Subordinated Note Due 2008


         Revlon Escrow Corp., a Delaware corporation, promises to pay to
          , or registered assigns, the principal sum of           Dollars on
February 1, 2008.

         Interest Payment Dates: February 1 and August 1.

         Record Dates: January 15 and July 15.

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                      REVLON ESCROW CORP.,

                                            by
                                              ---------------------------------
                                                           [Title]


                                              ---------------------------------
                                                           [Title]

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

FIRST TRUST NATIONAL ASSOCIATION,
     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

by
  -------------------------------
        Authorized Signatory

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]


                    8-5/8% Senior Subordinated Note Due 2008


1.  Interest

         Revlon Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above; provided, however, that if
(a) by March 19, 1998, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) August 3, 1998 at a rate of 9-1/8% per annum and (b) by August 3, 1998, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 9-1/8% per annum. The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998; provided, however, that interest accruing on this Security prior to the consummation of the Registered Exchange Offer will be paid to the holder of this Security, the Exchange Note or the Private Exchange Note, as the case may be, on the record date next preceding the interest payment date following the consummation of the Registered Exchange Offer. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 2, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

         The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities at the close of business on the January 15 and July 15 next preceding the interest payment date even if Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal, interest and premium, if any, by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar

         Initially, First Trust National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

         The Company issued the Securities under an Indenture dated as of February 1, 1998, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $650,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes, the Exchange Notes and the Private Exchange Notes, if any, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company and RCPC, the issuance of debt and preferred stock by the Subsidiaries of RCPC, the payment of dividends and other distributions and acquisitions or retirements of RCPC's Capital Stock and Subordinated Obligations, the incurrence by RCPC and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary stock by RCPC, transactions with Affiliates and the issuance of Subordinated Obligations of RCPC that is senior in right of payment to the Securities. In addition, the Indenture limits the ability of RCPC and its Subsidiaries to restrict distributions and dividends from Subsidiaries.


5.  Optional Redemption

         Except as set forth in this paragraph 5, the Company may not redeem the Securities prior to February 1, 2003. On and after such date, Securities may be redeemed at the option of the Company, at its option in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

         if redeemed during the 12-month periods beginning February 1,


    Period                                           Percentage
    ------                                           ----------
2003................................................  104.313%
2004................................................  102.875
2005................................................  101.438
2006................................................  100.000


         In addition, the Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control at any time as a whole, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

         Prior to February 1, 2001 the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Securities with, and to the extent the Company actually receives, the net proceeds of one or more Public Equity Offerings, at any time or from time to time, at a redemption price of 108-5/8% of the Principal amount thereof, plus accrued interest to the redemption date; provided, however, that at least $422,500,000 aggregate Principal amount of the Securities must remain outstanding after each such redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). A "Public Equity Offering" means an underwritten public offering of equity securities of RCPC or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.


6.  Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  Subordination

         The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


10. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.


11. Unclaimed Money

         If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.


13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act, to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Debt (or Representative therefor), to provide for the issuance of the Exchange Notes or the Private Exchange Notes, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.


14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company or RCPC, as applicable, to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time;
(iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of RCPC or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company, RCPC or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17. Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO THE COMPANY AT:

         625 MADISON AVENUE
         NEW YORK, NEW YORK  10022
         ATTENTION OF CHIEF FINANCIAL OFFICER

-------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                     Your Signature:
     --------------------                --------------------------------------
                                         (Sign exactly as your name appears
                                         on the other side of this Security)

-------------------------------------------------------------------------------


In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

    (1)  [ ]  to the Company; or

    (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

    (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

    (5) [ ] inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Securities; or

    (6) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

    Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
    (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                            -----------------------------------
                                                         Signature

Signature Guarantee:

----------------------------                -----------------------------------
Signature must be guaranteed                             Signature


             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------     --------------------------------------------------
                             NOTICE:  To be executed by an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


Date of    Amount of decrease in      Amount of increase in      Principal amount of this    Signature of authorized
Exchange   Principal Amount of this   Principal Amount of this   Global Security following   officer of Trustee or
           Global Security            Global Security            such decrease or increase)  Securities Custodian









                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                      [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $


Date:                        Your Signature:
     ---------------------                  -----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------
                                    (Signature must be guaranteed)

                                                                      EXHIBIT B
                                                                             to
                                                                      INDENTURE


            [FORM OF FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

[*/]
[**/]

No.                                                            $
                                                               CUSIP:


               8-5/8% Senior Subordinated Exchange Note Due 2008


         Revlon Escrow Corp., a Delaware corporation, promises to pay to
               , or registered assigns, the principal sum of         Dollars on
February 1, 2008..

         Interest Payment Dates: February 1 and August 1.

         Record Dates: January 15 and July 15.

         Additional provisions of this Security are set forth on the other side of this Security.


Dated:                                 REVLON ESCROW CORP.,

                                            by
                                              ---------------------------------
                                                           [Title]


                                              ---------------------------------
                                                           [Title]

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

FIRST TRUST NATIONAL ASSOCIATION,
    as Trustee, certifies
    that this is one of
    the Securities referred
    to in the Indenture.

by
  -------------------------------
        Authorized Signatory

--------------
*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.]

        [FORM OF REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]


               8-5/8% Senior Subordinated Exchange Note Due 2008

1.  Interest

         Revlon Escrow Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above (without duplication of the interest that accrued on the Initial Note in exchange for which this Security was issued)[; provided, however, that if (a) by March 19, 1998, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) August 3, 1998 at a rate of 9-1/8% per annum and (b) by August 3, 1998, neither (i) the Registered Exchange Offer is consummated nor
(ii) the Shelf Registration Statement is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 9-1/8% per annum.]1/ The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid on the Initial Notes, the Exchange Notes or Private Exchange Notes, as the case may be, from February 2, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

         The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Notes or the Private Exchange Notes to the persons who are registered holders of Securities at the close of business on the January 15 and July 15 next preceding the interest payment date even if Exchange Notes or Private Exchange Notes are cancelled after the record date and on or before the interest payment date. The Company will pay interest referred to in paragraph 1 of the Initial Notes (except defaulted interest) on the Initial Notes in exchange for which the Exchange Notes or Private Exchange Notes were issued to the Persons who, at the

--------------
1/ Insert if at the time of issuance of the Exchange Note or Private Exchange Note (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.

close of business on the January 15 or the July 15 next preceding each interest payment date, are registered holders of such Initial Notes, if such record date occurs prior to such exchange, or registered holders of the Exchange Notes or Private Exchange Notes, if such record date occurs on or after the date of such exchange, even if Exchange Notes or Private Exchange Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal, interest and premium, if any, by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar

         Initially, First Trust National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

         The Company issued the Securities under an Indenture dated as of February 1, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $650,000,000 aggregate Principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes, the Exchange Notes and the Private Exchange Notes, if any, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company and RCPC, the issuance of debt and preferred stock by the Subsidiaries of RCPC, the payment of dividends and other distributions and acquisitions or retirements of RCPC's Capital Stock and Subordinated Obligations, the incurrence by RCPC and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary stock, transactions with Affiliates and the issuance of Subordinated Obligations of RCPC that is senior in right of payment to the Securities. In addition, the Indenture limits the ability of RCPC and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.  Optional Redemption

         Except as set forth in this paragraph 5, the Company may not redeem the Securities prior to February 1, 2003. On and after such date, Securities may be redeemed at the option of the Company in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

         if redeemed during the 12-month period beginning February 1,


    Period                                           Percentage
    ------                                           ----------
2003................................................  104.313%
2004................................................  102.875
2005................................................  101.438
2006................................................  100.000


         In addition, the Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control at any time as a whole, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

         Prior to February 1, 2001 the Company, at its option, may redeem up to 35% of the aggregate Principal amount of the Securities with, and to the extent the Company actually receives, the net proceeds of one or more Public Equity Offerings, at any time or from time to time at a redemption price of 108-5/8% of the Principal amount thereof, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $422,500,000 aggregate Principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of equity securities of RCPC or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

6.  Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.


8.  Subordination

         The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10. Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.


11. Unclaimed Money

         If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12. Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.


13. Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act, to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Debt (or Representative therefor), to provide for the issuance of the Exchange Notes or the Private Exchange Notes, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

14. Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company or RCPC to comply with other agreements in the Indenture or the Securities or the Escrow Agreement, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of RCPC or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company, RCPC or any Significant Subsidiary; and
(vi) certain judgments or decrees for the payment of money in excess of $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


15. Trustee Dealings with the Company

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16. No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18. Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


19. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Holders' Compliance with Registration Agreement

         Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20. Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO THE COMPANY AT:

         625 MADISON AVENUE
         NEW YORK, NEW YORK  10022
         ATTENTION OF CHIEF FINANCIAL OFFICER

-------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:                   Your Signature:
     ------------------                ----------------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Security.)

-------------------------------------------------------------------------------

                     OPTION OF HOLDER TO ELECT PURCHASE

         IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

                                      [ ]

         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT IN PRINCIPAL AMOUNT: $


DATE:                  YOUR SIGNATURE:
     -----------------                -----------------------------------------
                                      (SIGN EXACTLY AS YOUR NAME  APPEARS
                                      ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    -----------------------------------------------------------
                    (SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY)

                                                                    SCHEDULE II


                             Permitted Transactions


1. Asset Transfer Agreement by and among Revlon, Inc. (now known as Revlon Holdings Inc.), Charles of the Ritz Group Ltd., National Health Care Group Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992 (and the ancillary agreements thereto).

2. Real Property Asset Transfer Agreement by and among Revlon, Inc., (now known as Revlon Holdings Inc.), New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992.

3. Benefit Plans Assumption Agreement dated as of July 1, 1992 by and among Revlon Holdings Inc. (formerly known as Revlon, Inc.) , Revlon, Inc., (formerly known as New Revlon, Inc) and Revlon Consumer Products Corporation.

4. Second Amended and Restated Operating Services Agreement by and among Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1996 (Amended and Restated as of January 1,
      1996) (the "Operating Services Agreement").

5.    Amendment to the Operating Services Agreement dated as of July 1, 1997.

6. Reimbursement and Expense Allocation Agreement dated May 3, 1996 by and among MacAndrews & Forbes Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation.

7. Reimbursement Agreement by and among MacAndrews & Forbes Holdings Inc., New Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1992.

8. Tax Sharing Agreement by and among Mafco Holdings, Inc., Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation, as amended by the First Amendment dated as of February 28, 1995 and the Second Amendment dated as of January 1, 1997.

9. Purchase and Sale Agreement, as amended, dated as of February 18, 1993 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Transfer of Edison facility).

10. Reassignment and Release Agreement dated as of November 4, 1993 between Revlon Consumer Products Corporation, Revlon Holdings Inc. and SJDH Truman Drive Trust. (Transfer of 1 Truman Drive, Edison, New Jersey).

11. Lease Agreement between Revlon Holdings Inc. and Revlon Consumer Products Corporation dated April 2, 1993 (Edison R&D facility).

12. Occupancy Memorandum dated as of July 1, 1997 by and between MacAndrews & Forbes Group Incorporated and Revlon Consumer Products Corporation (625 Madison Avenue)

13. Occupancy Agreement dated as of January 1, 1995 between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Administration Building, Plant and Company store).

14. Occupancy Memorandum dated as of February 28, 1995 between Revlon International Corporation and MacAndrews & Forbes Group Incorporated (Occupancy of 88 Brook Street).

15. Airplane Usage Memorandum dated November 16, 1994 between GDL Aviation Inc. and Revlon Consumer Products Corporation.

16. Stock and Asset Purchase Agreement dated as of January 1, 1994 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (New Essentials)

17. Asset Transfer Agreement dated as of September 1, 1993 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Tarlow Advertising Division).

18. Lipstick Assembly Agreement dated February 1, 1993 between Revlon, Inc. and Tabacalera de Garcia, S.A. as amended by First Amendment to Lipstick Assembly Agreement dated as of January 1, 1994 between Revlon Consumer Products Corporation and Tabacalera de Garcia S.A.

19. Sublicense Agreement dated as of January 1, 1993 between Revlon Holdings Inc., as Sublicensor, and Revlon Consumer Products Corporation, as Sublicensee, (for all duty free shops throughout the world and in all other channels of distribution in countries of the world other than the U.S.) (Sublicense of Bill Blass trademark)

20. Sublicense Agreement (Bill Blass) dated as of July 1, 1997 between Revlon Holdings Inc. And Revlon Consumer Products Corporation.

21. Occupancy Memorandum dated as of July 1, 1997 by and between MacAndrews & Forbes Group Incorporated and The Coleman Company, Inc. (625 Madison Avenue).

22. Assumption Agreement dated as of February 18, 1993 by and between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Edison Facility).

23. Assignment and Assumption of Lease dated as of December 23, 1997 between Revlon Consumer Products Corporation and The Cosmetic Center, Inc. (767 Fifth Avenue)

24. Assignment, Assumption and Indemnification Agreement dated as of July 1, 1997 by and between Revlon Holdings Inc. and Revlon Consumer Products Corporation.

25. Transfer Agreement dated as of March 31, 1997 by and between Revlon Consumer Products Corporation and The Coleman Company, Inc. (Coleman, Japan).

26.   Permitted Affiliate Debt.